Exhibit 99.1

N E W S  R E L E A S E

Contact:
J. Per Brodin
Senior Vice President and Chief Financial Officer
(314) 725-4477

Lisa M. Wilson
Senior Vice President, Investor Relations
(212) 759-3929

CENTENE CORPORATION REPORTS 2006 FOURTH QUARTER RESULTS

ST. LOUIS, MISSOURI (February 6, 2007) -- Centene Corporation (NYSE: CNC) today announced its financial results for the quarter and year ended December 31, 2006.

Highlights
	Q4	Full Year
Total Revenues (in millions)	$697.4	$2,279.0
Medicaid/SCHIP HBR	82.1%	82.6%
EPS	$0.31	$(1.01)
EPS excluding Impairment/Exit Costs	$0.41	$1.03

Fourth Quarter Summary

-	Year-end Medicaid Managed Care membership of 1.3 million, including 138,900 Kansas and Missouri members.

-	Membership growth of 44.8% over the 2005 fourth quarter.

-	Revenues of $697.4 million, a 64.8% increase over the 2005 fourth quarter.

-	Earnings per diluted share of $0.41, excluding $7.4 million (pre-tax) FirstGuard exit costs, compared to $0.31 in the 2005 fourth quarter.

-	Health Benefits Ratio (HBR) for Centene’s Medicaid and SCHIP populations, which reflects medical costs as a percent of premium revenues, of 82.1%.

-	Medicaid Managed Care G&A expense ratio of 12.7% and Specialty Services G&A ratio of 14.4%.

-	Operating cash flows of $70.5 million.

-	Days in claims payable of 46.4.

Other Events

-	Commenced operations in the 16 new counties awarded in the Northwest market of Ohio.

-	Commenced Arizona Long-Term Care contract effective October 1, 2006.

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 2

-	Awarded an Ohio Medicaid ABD contract in all four regions in which we submitted a bid.

-	Received notice of tentative contract award of the Texas Comprehensive Health Care for Foster Care, subject to contract finalization.

-	Announced definitive agreement to divest the assets of FirstGuard Health Plan, Inc., our Missouri health plan. The sale was completed effective February 1, 2007.

-	Exited Kansas Medicaid market.

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “Our fourth quarter results were consistent with our expectations, with strong growth in Georgia, Texas, and Ohio. Our overall Medicaid and SCHIP HBR was 82.1%, as guided. We saw a decline in our Indiana membership as we initiated re-contracting with our physician network and due to the state’s decision to implement a one-month freeze on assigning members into new plans. Our Indiana plan continues to require focused attention on pharmacy costs; we believe that we have begun to favorably impact the medical cost trend in that state. In addition, the company-wide medical management initiatives that we put in place earlier this year are giving us added visibility of trends and we continue to evaluate further steps to more effectively control and manage these costs.

“We are pleased with the performance of our Georgia business which has exceeded our expectations, reaching 308,800 members at year-end. While we faced some specific challenges regarding provider claims due to a substantial number of doctors signing contracts at the last minute, we are paying current claims in a timely fashion and expect to have the backlog for the older claims cleared up by the end of February.

“We were disappointed with the loss of our contract to serve the state of Kansas' Medicaid recipients. We have managed a smooth transition of our membership and have recognized all of the significant financial charges in 2006. Additionally, we sold our Missouri health plan assets to Healthcare USA when the state continued its unfavorable posture towards Medicaid; this transaction closed on February 1, 2007. We expect to incur minimal additional exit costs in 2007.

“In Ohio, the state commenced its Aged, Blind or Disabled (ABD) roll-out in the Northeast and Southwest regions on January 1, and February 1, respectively; we expect the East Central and Northwest regions to begin enrolling members in March and April. Our contract to serve Texas Star Plus members commenced on

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 3

February 1, a slight delay from the original January 1 start date. We look forward to serving the health needs of these recipients.

“We’ve closed the fourth quarter and year with the knowledge and confidence that we have taken considerable steps to address and resolve our medical management issues and look forward to pursuing the growth opportunities that exist in our core business and specialty companies with the goal of covering more of the nation’s 50 million uninsured Americans,” concluded Neidorff.

The following table depicts membership in Centene’s managed care organizations by state at December 31, 2006 and 2005:

	2006	2005
Georgia	308,800	—
Indiana	183,100	193,300
New Jersey	58,900	56,500
Ohio	109,200	58,700
Texas	298,500	242,000
Wisconsin	164,800	172,100
Subtotal	1,123,300	722,600
Kansas	107,000	113,300
Missouri	31,900	36,000
Total	1,262,200	871,900

The following table depicts membership in Centene’s managed care organizations by member category at December 31, 2006 and 2005:

	2006		2005
Medicaid	887,300		573,100
SCHIP	216,200		134,600
SSI	19,800	(a)	14,900	(b)
Subtotal	1,123,300		722,600
Kansas and Missouri Medicaid/SCHIP members	138,900		149,300
Total	1,262,200		871,900

(a) 10,200 at-risk; 9,600 ASO
(b) 8,100 at-risk; 6,800 ASO

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 4

Statement of Operations

-	For the 2006 fourth quarter, revenues increased 64.8% to $697.4 million from $423.2 million in the 2005 fourth quarter. Our fourth quarter 2006 revenue in Kansas and Missouri totaled $79.6 million.

-
The HBR for Centene’s Medicaid and SCHIP populations, which reflects medical costs as a percent of premium revenues, was 82.1% for the three months ended December 31, 2006, a decrease of 0.2% over the comparable 2005 period. The HBR for the three months ended December 31, 2006 did not include any overall adverse medical cost development related to prior periods.

-
General and administrative (G&A) expense as a percent of revenues for the Medicaid Managed Care segment was 12.7% in the fourth quarter of 2006 compared to 10.3% in the fourth quarter of 2005, increasing primarily because of premium taxes enacted in certain markets and FirstGuard exit costs.  Fourth quarter 2006 premium taxes were $17.4 million. The Medicaid Managed Care G&A ratio would have been 10.4% excluding those premium taxes, and 9.3% excluding the premium taxes and $7.4 million of FirstGuard exit costs.

-	Operating earnings of $18.7 million, including $7.4 million of FirstGuard exit costs, compared to $20.4 million in the 2005 fourth quarter.

-	Earnings per diluted share of $0.31. Earnings per diluted share of $0.41, excluding the FirstGuard exit costs, compared to $0.31 in the 2005 fourth quarter.

-
For the year ended December 31, 2006, revenues increased 51.3% to $2.3 billion from $1.5 billion in 2005. Our 2006 revenues in Kansas and Missouri totaled $317.0 million. Medicaid Managed Care G&A expenses including premium tax and FirstGuard exit costs as a percent of revenues increased to 12.6% in 2006 compared to 10.5% in 2005. Net loss in 2006 of $43.6 million, or $1.01 per diluted share, including a non-cash intangible asset impairment charge related to the loss of the Kansas contract of $87.1 million pre-tax and the FirstGuard exit costs of $7.4 million pre-tax. Net earnings, excluding the impairment charge and exit costs, were $45.9 million or $1.03 per diluted share in 2006.

Balance Sheet and Cash Flow

At December 31, 2006, the Company had cash and investments of $508.7 million, including $479.8 million held by its regulated entities and $28.9 million held by its unregulated entities. Medical claims liabilities totaled $280.4 million, representing 46.4 days in claims payable.

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 5

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, September 30, 2006	45.3
Increase in claims inventory	1.1
Days in claims payable, December 31, 2006	46.4

Outlook

The table below depicts the Company’s guidance for the 2007 first quarter and full year:

	Q1 2007		2007
	Low	High	Low	High
Revenue (in millions)	$635	$645	$2,700	$2,800
Earnings per diluted share	$0.24	$0.27	$1.51	$1.61

J. Per Brodin, Centene’s Chief Financial Officer, stated, “The 2007 guidance reflects our previously announced intention to begin reporting our revenue net of premium taxes. This guidance also excludes any gain or loss from the sale of our Missouri health plan or tax benefits from the stock of our Kansas health plan and the effect of the tentative Texas Foster Care award. Our expected sequential change in EPS is summarized as follows:

	Low	High
Q4 2006 adjusted non-GAAP EPS	$0.41	$0.41
Q4 2006 FirstGuard net earnings	(0.14)	(0.14)
Reallocated corporate overhead	(0.05)	(0.05)
Profit improvement and growth	0.02	0.05
Q1 2007 earnings per diluted share	$0.24	$0.27

“The reallocated corporate overhead costs represent the centralized infrastructure for managing claims payment, IT, finance and other costs needed to support our FirstGuard operations. Our growth plans require us to maintain the existing infrastructure and will allow us to operate at an appropriate G&A ratio in 2007.”

Conference Call

As previously announced, the Company will host a conference call Tuesday, February 6, 2007, at 8:30 A.M. (Eastern Time) to review the financial results for the fourth quarter and year ended December 31, 2006, and to discuss its business outlook. Michael F. Neidorff and J. Per Brodin will host the conference call. Investors are

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 6

invited to participate in the conference call by dialing 800-273-1254 in the U.S. and Canada, 706-679-8592 from abroad, or via a live Internet broadcast on the Company's website at www.centene.com, under the Investor Relations section. A replay will be available for on-demand listening shortly after the completion of the call until 11:59 P.M. (Eastern Time) on February 20, 2007 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 6573810.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing individuals to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently.

The non-GAAP information presented above in the “highlights” table, fourth bullet under "Fourth Quarter Summary" and fifth and sixth bullets under "Statement of Operations" excludes the non-cash intangible asset impairment charge related to the Kansas contract non-renewal notification and exit costs for the Kansas and Missouri health plans. This exclusion has been made in the non-GAAP financial measures as management believes that these costs are an unusual event.

The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company's core business. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 7

The following unaudited tables reconcile the Company’s Statement of Operations for the fourth quarter and full year of 2006 on a GAAP basis to a non-GAAP basis. The non-GAAP basis excludes the FirstGuard impairment and exit costs.

	Three Months Ended December 31, 2006
	GAAP	FirstGuard Impairment and Exit Costs	Non-GAAP

Total revenues	$697,400	$-	$697,400
Expenses:
Medical costs	556,560	-	556,560
Cost of services	15,457	-	15,457
General and administrative expenses	106,637	(7,349)	99,288
Total operating expenses	678,654	(7,349)	671,305
Earnings from operations	18,746	7,349	26,095
Investment and other income, net	2,736	30	2,766
Earnings before income taxes	21,482	7,379	28,861
Income Tax Expense	7,649	2,870	10,519
Net earnings	$13,833	$4,509	$18,342

Diluted earnings (loss) per common share	$0.31		$0.41

	Year Ended December 31, 2006
	GAAP	FirstGuard Impairment and Exit Costs	Non-GAAP

Total revenues	$2,279,020	$-	$2,279,020
Expenses:
Medical costs	1,819,811	-	1,819,811
Cost of services	60,735	-	60,735
General and administrative expenses	346,284	(13,342)	332,942
Impairment loss	81,098	(81,098)	-
Total operating expenses	2,307,928	(94,440)	2,213,488
Earnings (loss) from operations	(28,908)	94,440	65,532
Investment and other income, net	7,256	30	7,286
Earnings (loss) before income taxes	(21,652)	94,470	72,818
Income Tax Expense	21,977	4,968	26,945
Net earnings	$(43,629)	$89,502	$45,873

Diluted earnings (loss) per common share	$(1.01)		$1.03

About Centene Corporation

Centene Corporation is a leading multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including the State Children’s Health Insurance Program (SCHIP) and Supplemental Security Income (SSI). The Company operates health plans in Georgia, Indiana,

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 8

New Jersey, Ohio, Texas and Wisconsin. In addition, the Company contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, disease management, long-term care, managed vision, nurse triage, pharmacy benefits management and treatment compliance. Information regarding Centene is available via the Internet at www.centene.com.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene. Subsequent events and developments may cause the Company's estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare. The expiration, cancellation or suspension of Centene's Medicaid Managed Care contracts by state governments would also negatively affect Centene.

[Tables Follow]

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 9

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$271,047	$147,358
Premium and related receivables, net of allowances of $155 and $343, respectively	91,664	44,108
Short-term investments, at fair value (amortized cost $67,199 and $56,863, respectively)	66,921	56,700
Other current assets	22,189	24,439
Total current assets	451,821	272,605
Long-term investments, at fair value (amortized cost $146,980 and $126,039, respectively)	145,417	123,661
Restricted deposits, at fair value (amortized cost $25,422 and $22,821, respectively)	25,265	22,555
Property, software and equipment, net	110,688	67,199
Goodwill	135,877	157,278
Other intangible assets, net	16,202	17,368
Other assets	9,710	7,364
Total assets	$894,980	$668,030
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liabilities	$280,441	$170,514
Accounts payable and accrued expenses	72,723	29,790
Unearned revenue	33,816	13,648
Current portion of long-term debt and notes payable	971	699
Total current liabilities	387,951	214,651
Long-term debt	174,646	92,448
Other liabilities	5,960	8,883
Total liabilities	568,557	315,982
Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 43,369,918 and 42,988,230 shares, respectively	44	43
Additional paid-in capital	209,340	191,840
Accumulated other comprehensive income:
Unrealized loss on investments, net of tax	(1,251)	(1,754)
Retained earnings	118,290	161,919
Total stockholders’ equity	326,423	352,048
Total liabilities and stockholders’ equity	$894,980	$668,030

See notes to consolidated financial statements.

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 10

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenues:
Premium	$677,137	$416,872	$2,199,439	$1,491,899
Service	20,263	6,346	79,581	13,965
Total revenues	697,400	423,218	2,279,020	1,505,864
Expenses:
Medical costs	556,560	345,888	1,819,811	1,226,909
Cost of services	15,457	2,278	60,735	5,851
General and administrative expenses	106,637	54,639	346,284	193,913
Impairment loss	—	—	81,098	—
Total operating expenses	678,654	402,805	2,307,928	1,426,673
Earnings (loss) from operations	18,746	20,413	(28,908)	79,191
Other income (expense):
Investment and other income	5,836	3,194	17,892	10,655
Interest expense	(3,100)	(1,604)	(10,636)	(3,990)
Earnings (loss) before income taxes	21,482	22,003	(21,652)	85,856
Income tax expense	7,649	8,137	21,977	30,224
Net earnings (loss)	$13,833	$13,866	$(43,629)	$55,632

Net earnings (loss) per share:
Basic earnings (loss) per common share	$0.32	$0.32	$(1.01)	$1.31
Diluted earnings (loss) per common share	$0.31	$0.31	$(1.01)	$1.24

Weighted average number of shares outstanding:
Basic	43,263,237	42,885,900	43,160,860	42,312,522
Diluted	44,631,117	44,812,159	43,160,860	45,027,633

See notes to consolidated financial statements.

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 11

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2006	2005

Cash flows from operating activities:
Net earnings (loss)	$(43,629)	$55,632
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities—
Depreciation and amortization	20,600	13,069
Excess tax benefits from stock compensation	—	6,469
Stock compensation expense	14,904	4,974
Impairment loss	88,268	—
Deferred income taxes	(6,692)	1,786
Changes in assets and liabilities—
Premium and related receivables	(39,765)	(10,305)
Other current assets	5,352	(6,177)
Other assets	91	(525)
Medical claims liabilities	108,003	4,534
Unearned revenue	20,035	8,182
Accounts payable and accrued expenses	28,136	(4,215)
Other operating activities	(271)	624
Net cash provided by operating activities	195,032	74,048
Cash flows from investing activities:
Purchase of property, software and equipment	(50,318)	(26,909)
Purchase of investments	(319,322)	(150,444)
Sales and maturities of investments	286,155	176,387
Acquisitions, net of cash acquired	(66,772)	(55,485)
Net cash used in investing activities	(150,257)	(56,451)
Cash flows from financing activities:
Proceeds from exercise of stock options	6,953	5,621
Proceeds from borrowings	94,359	45,000
Payment of long-term debt and notes payable	(17,355)	(4,552)
Excess tax benefits from stock compensation	3,043	—
Common stock repurchases	(7,833)	—
Other financing activities	(253)	(413)
Net cash provided by financing activities	78,914	45,656
Net increase in cash and cash equivalents	123,689	63,253
Cash and cash equivalents, beginning of period	147,358	84,105
Cash and cash equivalents, end of period	$271,047	$147,358

Interest paid	$10,680	$3,291
Income taxes paid	$16,418	$31,287

Supplemental schedule of non-cash investing and financing activities:
Common stock issued for acquisitions	$—	$8,991
Property acquired under capital leases	$366	$5,026

See notes to consolidated financial statements.

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 12

CENTENE CORPORATION

SUPPLEMENTAL FINANCIAL DATA

	Q4	Q3	Q2	Q1
	2006	2006	2006	2006
MEMBERSHIP
Medicaid Managed Care:
Georgia	308,800	252,600	216,000	—
Indiana	183,100	198,100	193,000	193,000
New Jersey	58,900	59,100	59,000	57,500
Ohio	109,200	88,300	73,100	59,000
Texas	298,500	259,900	235,800	237,500
Wisconsin	164,800	167,100	174,600	175,100
Subtotal	1,123,300	1,025,100	951,500	722,100
Kansas	107,000	112,400	117,100	118,200
Missouri	31,900	32,200	32,900	34,500
TOTAL	1,262,200	1,169,700	1,101,500	874,800

Medicaid	887,300	818,000	755,400	574,300
SCHIP	216,200	189,100	179,700	132,000
SSI	19,800	18,000	16,400	15,800
Subtotal	1,123,300	1,025,100	951,500	722,100
Kansas and Missouri Medicaid and SCHIP members	138,900	144,600	150,000	152,700
TOTAL	1,262,200	1,169,700	1,101,500	874,800

Specialty Services(a):
Arizona	94,500	94,500	93,600	92,300
Kansas	36,600	37,500	39,400	39,200
TOTAL	131,100	132,000	133,000	131,500

(a) Includes behavioral health contracts only.
REVENUE PER MEMBER(b)	$173.75	$169.98	$159.33	$157.17

CLAIMS(b)
Period-end inventory	296,100	233,500	186,200	229,800
Average inventory	195,700	188,600	150,100	175,200
Period-end inventory per member	0.23	0.20	0.17	0.26
(b) Revenue per member and claims information are presented for the Medicaid Managed Care segment.

DAYS IN CLAIMS PAYABLE (c)	46.4	45.3	42.6	43.0
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$479.8	$411.1	$323.9	$314.0
Unregulated	28.9	29.0	25.5	25.8
TOTAL	$508.7	$440.1	$349.4	$339.8

ANNUALIZED RETURN ON EQUITY (d)	17.5%	(83.8)%	5.4%	9.8%
(d) Annualized Return on Equity is calculated as follows: (net income for quarter x 4) divided by ((beginning of period equity + end of period equity) divided by 2).

Centene Corporation Reports Fourth Quarter 2006 Results February 6, 2007 / Page 13

HEALTH BENEFITS RATIO BY CATEGORY:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Medicaid and SCHIP	82.1%	82.3%	82.6%	81.8%
SSI	91.4	105.4	87.6	97.5
Specialty Services	80.2	81.3	82.5	85.0

GENERAL AND ADMINISTRATIVE EXPENSE RATIO BY BUSINESS SEGMENT:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Medicaid Managed Care	12.7%	10.3%	12.6%	10.5%
Specialty Services	14.4	30.3	16.9	35.4

MEDICAL CLAIMS LIABILITIES
(In thousands)

Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, December 31, 2005	$170,514
Acquisitions	1,788
Incurred related to:
Current period	1,832,096
Prior period	(12,285)
Total incurred	1,819,811
Paid related to:
Current period	1,555,074
Prior period	156,598
Total paid	1,711,672
Balance, December 31, 2006	$280,441

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability. Any reduction in the “Incurred related to: Prior period” claims may be offset as Centene actuarially determines “Incurred related to: Current period.” As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs. Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.